Exhibit 99.1
Contact:
Steve Richards, CFO
714-327-3000
TTM TECHNOLOGIES, INC. RAISES FOURTH QUARTER OUTLOOK
SANTA ANA, CA — January 13, 2011 — TTM Technologies, Inc. (Nasdaq: TTMI), a major global printed circuit board (PCB) manufacturer, today updated its fourth quarter 2010 guidance.
As a result of greater demand for its high technology products, and based on preliminary, unaudited results, TTM now expects fourth quarter 2010 revenue to be in the range of $375 million to $378 million, up from the previously announced range of $351 million to $367 million. GAAP earnings attributable to stockholders are now expected to be between $0.38 and $0.43 per diluted share, up from the previously announced range of $0.28 to $0.35 per diluted share. Non-GAAP earnings attributable to stockholders are now expected to be between $0.45 and $0.50, up from the previously announced range of $0.35 to $0.42 per diluted share.
Fourth Quarter and Fiscal Year 2010 Earnings Call Information
The Company will host a conference call and webcast to discuss the fourth quarter and fiscal year 2010 results on February 10, 2011, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).
Telephone access will be available by dialing 800-762-8795 or 480-248-5081. The conference call also will be simulcast on the company’s website at www.ttmtech.com and will remain accessible for one week following the live event.
About TTM
TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.
About Our Non-GAAP Financial Measures
This release includes information about the Company’s non-GAAP earnings per share attributable to stockholders, which is a non-GAAP financial measure. Management believes that this measure — which adds back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairment and restructuring charges, inventory adjustments, costs related to the Meadville Holdings transaction and miscellaneous closing costs as well as the associated tax impact of these charges — provides additional useful information to investors regarding the Company’s ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measure is that it has no standardized measurement prescribed by GAAP and may not be comparable with similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.
Safe Harbor Statement
This release contains forward-looking statements that relate to future events or performance. These statements reflect the company’s current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company’s control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company’s dependence upon the electronics industry, the impact of the current economic crisis, the company’s dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results, increased competition from low-cost foreign manufacturers and other “Risk Factors” set forth in the company’s most recent SEC filings.